UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2014

GREAT AMERICAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54010	27-0223495

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21860 Burbank Boulevard, Suite 300 South Woodland Hills, California	91367

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 884-3737

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The description of the Escrow Agreement under Item 2.01 is hereby incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 18, 2014, Great American Group, Inc. (the “Company”) completed its previously announced acquisition of B. Riley and Co. Inc. (“BRC”).

The Company acquired BRC pursuant to the terms of the Acquisition Agreement (the “Acquisition Agreement”), dated as of May 19, 2014, by and among the Company, Darwin Merger Sub I, Inc., a wholly owned subsidiary of the Company (“Sub I”), B. Riley Capital Markets, LLC, a wholly owned subsidiary of the Company (“BCM”), BRC, B. Riley & Co. Holdings, LLC (“BRH”), Riley Investment Management LLC (“RIM,” and collectively with BRC and BRH, the “B. Riley Entities”) and Bryant Riley, a director of the Company and the sole or principal owner of each of the B. Riley Entities (“Seller”).

Pursuant to the terms and conditions of the Acquisition Agreement, the Company agreed to acquire the B. Riley Entities in exchange for the issuance of 4,191,512 shares of its common stock (which represents the base purchase price of 4,200,000 shares of common stock, as adjusted for the estimated working capital adjustment set forth in the Acquisition Agreement). 3,751,264 of such shares were issued to Seller, 628,727 of which have been placed into an escrow account governed by the terms and conditions of an escrow agreement, dated as of June 18, 2014 by and among the Company, Seller and Continental Stock Transfer & Trust Company, Inc., as escrow agent (the “Escrow Agreement”). Such escrowed shares will serve as security for the indemnification obligations of Seller and the B. Riley Entities pursuant to the Acquisition Agreement and any downward adjustment to the merger consideration as a result of the final working capital adjustment provided for in the Acquisition Agreement.

In connection with the Company’s acquisition of BRC, Sub I merged with and into BRC, and BRC subsequently merged with and into BCM, with BCM surviving as a wholly owned subsidiary of the Company. The Company expects to complete the acquisitions of BRH and RIM by the end of the third quarter of 2014, subject to certain conditions.

As previously discussed in the Current Report on Form 8-K filed by the Company on May 19, 2014, effective upon the closing of the acquisition, (i) Bryant Riley has been appointed as the Company’s Chief Executive Officer and Chairman, (ii) Andrew Gumaer will continue to serve as the Chief Executive Officer of Great American Group, LLC and will no longer serve as the Company’s Chief Executive Officer and Chairman and (iii) Harvey Yellen will continue to serve as the President of Great American Group, LLC and will no longer serve as the Company’s President and Vice-Chairman.

The foregoing descriptions of the Acquisition Agreement and Escrow Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each such document. An additional description of the Acquisition Agreement is contained in, and a copy of the same is filed as an exhibit to, the Current Report on Form 8-K filed by the Company on May 19, 2014 and is incorporated herein by reference. A copy of the Escrow Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information disclosed under Item 2.01 is hereby incorporated by reference into this Item 5.02.

Item 8.01	Other Events.

The Company’s press release announcing the closing of the acquisition of BRC, issued on June 18, 2014, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of the predecessor and of the business acquired

The financial statements required by Item 9.01(a) of this Current Report on Form 8-K are not being filed herewith. The financial statements required by Item 9.01(a) of this Current Report on Form 8-K with respect to the acquisition described in Item 2.01 herein will be filed by amendment no later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(b) Pro forma financial information

The pro forma financial statements required by Item 9.01(b) of this Current Report on Form 8-K are not being filed herewith. The pro forma financial information required by Item 9.01(b) of this Current Report on Form 8-K with respect to the acquisition described in Item 2.01 herein will be filed by amendment no later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(d) Exhibits

Exhibit No.	Description
10.1	Escrow Agreement, dated June 18, 2014, by and among Great American Group, Inc., Bryant Riley and Continental Stock Transfer & Trust Company, Inc.
99.1	Press Release dated June 18, 2014.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, including certain of the exhibits filed herewith, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, including statements regarding the proposed acquisition transactions. Actual events or results could differ materially from those anticipated by these forward-looking statements. Among the important factors that could cause future events or results to vary from those anticipated in the forward-looking statements include, without limitation, the possibility that the closings of the acquisitions of BRH and RIM may be delayed or may not occur. The documents the Company files with the SEC on Forms 10-K, 10-Q and 8-K contain additional risk factors that may cause actual results to differ materially from the forward-looking statements contained in this report. The forward-looking statements made in this report speak only as of the date hereof and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 18, 2014	GREAT AMERICAN GROUP, INC.

	By:	/s/ Phillip J. Ahn
		Name:	Phillip J. Ahn
		Title:	Chief Financial Officer